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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ___________________________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          ___________________________


       Date of Report (date of earliest event reported): February 21, 2000

                          ___________________________



                                  I-STORM, INC.
                    (Formerly Digital Power Holding Company)

             (Exact name of registrant as specified in its charter)

                          ___________________________



           NEVADA                       2-93477-D                87-0410127
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


                       2440 WEST EL CAMINO REAL, SUITE 520
                         MOUNTAIN VIEW, CALIFORNIA 94040
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (650) 962-5420

                          ___________________________



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ITEM 5.  OTHER EVENTS

STOCKHOLDER CONSENT TO APPOINTMENT OF BOARD OF DIRECTORS

On February 21, 2000, I-Storm, Inc.("I-Storm" or the "Company") has announced the appointment of the following members to the I-Storm Board of Directors to serve the earlier of either a one-year term or until the next annual meeting of the shareholders. The directors have been appointed pursuant to a written shareholder consent action. ("Shareholder Consent Action").I-Storm has also announced the appointment of Matthew Howard as Chairman of the Board of Directors.

MATTHEW HOWARD, CHAIRMAN Mr. Howard is a thirty-year veteran in executive management for major U.S. retailers. Mr. Howard has served as Senior Vice President of both Marketing and Merchandising for Sears, as President of Computer City, a subsidiary of Tandy Corporation, and as a Senior Vice President of Montgomery Ward.

CALBERT LAI Co-founder and President of the Company since 1986, Mr. Lai has developed and expanded LVL's core business and product lines, and has directed the Company's strategic marketing and consulting business for highly recognizable brand names in the technology industry, such as IBM, Netscape, Hewlett-Packard, Sun Microsystems, Cisco Systems, Mitsubishi Electronics America, Acer Group, Fujitsu PC Corporation, 3COM/PalmPilot, NEC, Philips Mobile Computer Group and Egghead.Com. A recognized expert in the marketing of technology products to consumers and end users, Mr. Lai was responsible for the launch into U.S. retail channels of the Acer PC, in 1993, and the early marketing of the PalmPilot(TM), in 1996.

WARREN FLICK For over twenty-five years, Warren Flick has enjoyed a distinguished senior executive management career for major domestic corporations with a focus on general merchandise retailing. From January 1996 to December 1997, Mr. Flick served as the President and Chief Operating Officer of U. S. K-Mart Stores. Mr. Flick served as Chairman and Chief Executive Officer of Sears Mexico, a subsidiary of Sears Roebuck & Co from January 1994 through December 1995, and had also been engaged in senior corporate officer positions at Sears from 1988 to 1994. Prior to these engagements, Prior to this time, Mr. Flick served in Senior executive management positions at Montgomery Ward, from 1984 to 1998, and as an Executive Vice President to Harper Industries from 1980 to 1984. He has recently served on the Board of Directors of Stride Rite Corporation, One Price Clothing Corporation and e-Save Corporation.

TOMMY BENNETT Tommy Bennett is the Senior Vice President of Business Development at Computer Associates International, Inc, ("CA") a leading business software company, delivering the end-to-end infrastructure to enable eBusiness through innovative technology, services and education. CA has 17,500 employees worldwide and with revenue annual revenue of $6.5 billion. Mr. Bennett joined CA in 1988 as the Development Center Manager for the Dallas Texas development and support facility. In 1993, Mr. Bennett was relocated to Long Island, New York to CA's worldwide headquarters where he took the position of Vice President of Strategic Alliances. In this position he negotiated many development relationship agreements with CA's strategic hardware and software partners. In 1994, Mr. Bennett was promoted to Senior Vice President of Business Development and has negotiated many of CA's mergers and acquisitions around the world.

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JOSEPH HOFFMAN Joe Hoffman has practiced commercial litigation and civil law since 1983. He is a partner with Weinberg, Hoffman, Casey & Ropers in San Francisco, where he has directed significant multimillion dollar class action litigations. Mr. Hoffman has a Bachelor's degree in business from Babson College, a Master's Degree in International Management from the American Graduate School of International Management (Thunderbird) in Arizona, and a Law Degree from the University of San Francisco. Mr. Hoffman also worked throughout the world for the Schering-Plough Corporation in the International Audit Department from 1977-1980.

APPROVAL OF 1998 SUPPLEMENTAL INCENTIVE STOCK OPTION AND NON-STATUTORY OPTION
PLAN

         The Shareholder Consent Action also approved, effective as of December 13, 1999, I-Storm's 1998 Supplemental Incentive Stock Option and Non-Statutory Option Plan, which had been adopted by the Company's Board of Directors on July 27, 1999 subject to shareholder approval ("the 1998-B Plan"). The Board of Directors adopted the 1998 B-Plan on the grounds that in order for the Company and its subsidiaries to attract and retain the services of executive and other key employees, it was necessary for the Company to have the ability and flexibility to provide a compensation package which compared favorably with those offered by other companies. The number of shares of Common Stock issuable pursuant to the 1998-B Plan will be One Million Five Hundred Thousand (1,500,000) shares. Awards under the 1998-B Plan may be made to key employees, including officers and directors of and consultants to the Company and its subsidiaries. Members of the Compensation Committee are also eligible for options granted under the 1998-B Plan. The 1998-B Plan imposes no limit on the number of officers and other key employees to whom awards may be made. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

         Grants of options to certain officers and directors of the Company in employment or consulting agreements were also approved in the January 2000 Shareholder Consent Action. Pursuant to their employment agreements, Messrs. Irfan Salim, Gordon Leong, and Richard Lin are entitled to receive options to purchase 350,000, 150,000 and 150,000 shares of Common Stock, respectively, and pursuant to a consulting agreement, Matthew Howard is entitled to receive 100,000 options to purchase Common Stock, at the market price of the Common Stock on the date of shareholder approval, subject to ratable vesting over a 36 month period. Such options are also accelerable if certain performance objectives have been met at that time. Those performance objectives relate to the establishment of each of three on-line e-commerce stores by the Company. The Company has also granted 476,000 additional options, pursuant to the 1998 B-Plan, to approximately 15 employees and 6 consultants.

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         A Form 14-C Information Statement was filed with the Securities and
Exchange Commission and distributed to all common shareholders on February 2, 2000 regarding the Shareholder Consent Action.

EXHIBITS

-----------       -----------
EXHIBIT 20        FORM OF  I-STORM SHAREHOLDER CONSENT*

EXHIBIT 99.1      PRESS RELEASE

EXHIBIT 99.2      FORM OF 1998 SUPPLEMENTAL STOCK OPTION PLAN*

* Incorporated by reference to the February 2, 2000 Form 14-C Information Statement




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, I-Storm has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            I-STORM, INC.



Date:  February 21, 2000                    By: /S/ Calbert Lai
                                                -----------------------------
                                                    Calbert Lai,
                                                    President


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